Exhibit 25.2
                                                                    ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               -------------------

          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) X

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                               -------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                              --------------------

                           MSDW Structured Asset Corp.
               (Exact Name of Obligor as Specified in its charter)

                      Delaware                                13-4026700
           (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)                 Identification No.)

                    1585 Broadway
                 New York, New York                              10036

       (Address of principal executive offices)               (Zip Code)

                               -------------------

                   SATURNS IBM Debenture Backed Series 2001-1
                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

1. Comptroller of the Currency, Washington D.C.

2. Federal Deposit Insurance Corporation, Washington, D.C.

3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable


*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.



ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 24th day of April, 2001.


LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Brian Ames
    ------------------------
Name: Brian Ames
Title: Vice President

                        STATEMENT OF CONDITION OF TRUSTEE
                        LASALLE BANK NATIONAL ASSOCIATION

LaSalle Bank N.A.                 Call Date:   12/31/2000      ST-BK:  17-1520    FFIEC        031
135 South LaSalle Street                                                           Page    RC-1
Chicago, IL  60603                Vendor ID: D                 CERT:  15407          11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31 , 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                   Dollar Amounts in Thousands
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ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):             RCFD
     a. Noninterest-bearing balances and currency and coin (1)                             0081         1,440,053    1.a
     b. Interest-bearing balances (2)                                                      0071            17,034    1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                         1754           694,913    2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                       1773        12,323,062    2.b
  3. Federal funds sold and securities purchased under agreements to resell                1350           220,788    3.
  4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income               RCFD
         (from Schedule RC-C)                                  2122       31,691,102                                 4.a
     b. LESS: Allowance for loan and lease losses              3123          443,137                                 4.b
     c. LESS: Allocated transfer risk reserve                  3128                0                                 4.c
     d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                               2125        31,247,965    4.d
  5. Trading assets (from Schedule RC-D)                                                   3545           262,014    5.
  6. Premises and fixed assets (including capitalized leases)                              2145           279,087    6.
  7. Other real estate owned (from Schedule RC-M)                                          2150             3,780    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                                        2130                 0    8.
  9. Customers' liability to this bank on acceptances outstanding                          2155            13,076    9.
 10. Intangible assets (from Schedule RC-M)                                                2143           677,878    10.
 11. Other assets (from Schedule RC-F)                                                     2160         1,673,187    11.
 12. Total assets (sum of items 1 through 11)                                              2170        48,852,837    12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle Bank N.A.                                Call Date:  12/31/2000               ST-BK:  17-1520              FFIEC         031
135 South LaSalle Street                                                                                            Page   RC-  2
Chicago, IL  60603                               Vendor ID: D                         CERT:  15407                    12

Transit Number:  71000505

Schedule RC - Continued
                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                              RCON
         columns A and C from Schedule RC-E, part I)                                       2200        27,740,880    13.a
                                     RCON
         (1) Noninterest-bearing (1)                           6631        2,038,152                                 13.a.1
         (2) Interest-bearing                                  6636       25,702,728                                 13.a.2
                                                                                           RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                           2200         4,404,467    13.b
                                     RCFN
         (1) Noninterest-bearing                               6631                0                                 13.b.1
         (2) Interest-bearing                                  6636        4,404,467                                 13.b.2
                                                                                           RCFD
 14. Federal funds purchased and securities sold under agreements to repurchase            2800         3,943,015    14.
                                                                                           RCON
 15. a. Demand notes issued to the U.S. Treasury                                           2840           473,742    15.a
                                                                                           RCFD
     b. Trading liabilities (from Schedule RC-D)                                           3548            54,207    15.b
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                                      2332         5,306,499    16.a
     b. With a remaining maturity of more than one year through three years                A547            19,396    16.b
     c. With a remaining maturity of more than three years                                 A548         1,972,209    16.c
 17. Not applicable.
 18. Bank's liability on acceptances executed and outstanding                              2920            13,076    18.
 19. Subordinated notes and debentures (2)                                                 3200           831,000    19.
 20. Other liabilities (from Schedule RC-G)                                                2930           760,921    20.
 21. Total liabilities (sum of items 13 through 20)                                        2948        45,519,412    21.
 22. Not applicable.

EQUITY CAPITAL
                                                                                           RCFD
  23. Perpetual preferred stock and related surplus                                        3838           135,410    23.
  24. Common stock                                                                         3230            41,234    24.
  25. Surplus (exclude all surplus related to preferred stock)                             3839         1,901,992    25.
  26. a. Undivided profits and capital reserves                                            3632         1,349,110    26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities            8434           (94,321)   26.b
      c. Accumulated net gains (losses) on cash flow hedges                                4336                 0    26.c
  27. Cumulative foreign currency translation adjustments                                  3284                 0    27.
  28. Total equity capital (sum of items 23 through 27)                                    3210         3,333,425    28.
  29. Total liabilities and equity capital (sum of items 21 and 28)                        3300        48,852,837    29.

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes
      the most comprehensive level of auditing work performed for the bank by independent         RCFD        Number
      external auditors as of any date during 1999                                                6724         N/A          M.1

1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank             authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but             external auditors
    not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance      8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state charter-
    ing authority)

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
